EXHIBIT 99.1
News Release

Pioneer Southwest Energy Partners L.P. Reports
Second Quarter 2013 Financial and Operating Results

Dallas, Texas, July 31, 2013 -- Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest” or “the Partnership”) (NYSE: PSE) today announced financial and operating results for the quarter ended June 30, 2013.

Pioneer Southwest reported second quarter net income of $30 million, or $0.83 per common unit. Net income for the second quarter included unrealized mark-to-market derivative gains of $9 million, or $0.26 per common unit. Without the effect of this item, adjusted income for the second quarter was $21 million, or $0.57 per common unit. Cash flow from operations for the second quarter was $31 million.

The Partnership's three-rig drilling program continued during the second quarter, with 13 new wells being placed on production. Oil and gas sales for the second quarter averaged 8,412 barrels oil equivalent per day (BOEPD). At the end of the quarter, the Partnership had seven wells awaiting completion. Production continues to benefit from deeper vertical drilling to the Wolfcamp, Strawn and Atoka intervals. The Partnership has a large inventory of remaining oil drilling locations in the Spraberry field, with approximately 135 40-acre vertical locations and 1,275 20-acre vertical locations.

Pioneer Southwest expects to drill approximately 50 vertical wells during 2013. Capital expenditures are forecasted to be $120 million, including facilities. The 2013 drilling program is expected to generate production growth of 9% compared to 2012. Essentially all of the wells will be drilled to the Strawn formation, with approximately 85% of these wells drilled to the deeper Atoka interval. In addition, recent successful horizontal Wolfcamp Shale drilling by industry participants in Midland County and Martin County is encouraging for future horizontal drilling potential on the Partnership's acreage in the area.

Second quarter oil sales averaged 5,627 barrels per day (BPD), natural gas liquids (NGL) sales averaged 1,451 BPD and gas sales averaged 8 million cubic feet per day. The second quarter average price for oil was $90.93 per barrel. The average price for NGLs was $31.25 per barrel, and the average price for gas was $3.39 per thousand cubic feet.

Production costs (including production and ad valorem taxes) for the second quarter averaged $23.86 per barrel oil equivalent (BOE). Depreciation, depletion and amortization expense for the second quarter averaged $10.37 per BOE.

The Partnership has additional borrowing capacity under its credit facility of $100 million as of June 30, 2013, which is expected to be adequate to fund 2013 planned vertical drilling activities. The Partnership has also entered into derivative contracts that cover approximately 70% in 2013, 70% in 2014 and 10% in 2015 of its forecasted production.

Pioneer Southwest previously announced a cash distribution of $0.52 per outstanding common unit for the quarter ended June 30, 2013. The distribution will be paid on August 9, 2013, to unitholders of record at the close of business on August 2, 2013.

Third Quarter 2013 Financial Outlook
The following paragraphs provide the Partnership's third quarter of 2013 outlook for certain operating and financial items.

Production is forecasted to average 8,200 BOEPD to 8,700 BOEPD. Production costs (including production and ad valorem taxes) are expected to average $23.00 per BOE to $26.00 per BOE based on current NYMEX strip prices for oil, NGLs and gas. Depreciation, depletion and amortization expense is expected to average $10.00 per BOE to $11.00 per BOE. General and administrative expense is expected to be $1.5 million to $2.5 million. Interest expense is expected to be $1.0 million to $1.2 million. Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest's effective income tax rate is expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Common Unit Purchase Proposal from Pioneer Natural Resources Company
On May 7, 2013, Pioneer Natural Resources Company (“Pioneer”) delivered a proposal to the chairman of the Conflicts Committee (the “Conflicts Committee”) of the General Partner of the Partnership to acquire all of the outstanding common units of the Partnership held by unitholders other than Pioneer or its subsidiaries for consideration of 0.2234 of a share of common stock of Pioneer for each outstanding common unit of the Partnership held by such unitholders in a transaction to be structured as a merger of the Partnership with a wholly-owned subsidiary of Pioneer. The proposed 0.2234 exchange ratio was based on Pioneer's assumption that the Partnership would declare and pay the aforementioned distribution for the quarter ending June 30, 2013, and then suspend future common unit distributions pending the execution of a definitive agreement and the consummation of the transaction. The proposal was referred to the Conflicts Committee, which is reviewing and evaluating the proposal. The consummation of the transactions contemplated by Pioneer's proposal is subject to approval of Pioneer's Board of Directors, approval of the Conflicts Committee and the Board of Directors of the General Partner and the negotiation of a definitive agreement. There can be no assurance that a definitive agreement will be executed or that any transaction will be approved or consummated.

The Partnership will post a presentation related to its financial and operating results for the quarter ended June 30, 2013, on the Partnership's website, www.pioneersouthwest.com. A copy of the presentation can be reviewed at the website by selecting “Investors,” then “Investor Presentations.”

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas. For more information, visit www.pioneersouthwest.com.

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by Pioneer and Pioneer Southwest, pursuant to a registration statement filed with the Securities and Exchange Commission.

If Pioneer Southwest accepts Pioneer's proposal and executes a definitive agreement, a registration statement of Pioneer, which will include a proxy statement and will constitute a prospectus of Pioneer, and other materials will be filed with the Securities and Exchange Commission. If and when applicable, investors and security holders are urged to carefully read the documents filed with the Securities and Exchange Commission regarding the proposed transaction when they become available, because they will contain important information about Pioneer, Pioneer Southwest and the proposed merger. If and when applicable, investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents containing information about Pioneer and Pioneer Southwest, without charge, at the Securities and Exchange Commission's website at www.sec.gov.

Pioneer, Pioneer Southwest and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Pioneer Southwest in connection with the proposed transaction. Information about the directors and executive officers of Pioneer is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 11, 2013. Information about the directors and executive officers of the General Partner of Pioneer Southwest is set forth in Pioneer Southwest's Annual Report on Form 10-K for the year ending December 31, 2012, which was filed with the Securities and Exchange Commission on March 14, 2013. These documents can be obtained without charge at the Securities and Exchange Commission's website indicated above. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, risks associated with the proposal delivered to the chairman of the Conflicts Committee by Pioneer to acquire all of the outstanding common units of Pioneer Southwest that are held by unitholders other than Pioneer or its subsidiaries, including the risks that a definitive agreement will not be executed and that a transaction will not be approved or consummated, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price derivative strategy, reliance on Pioneer and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to complete Pioneer Southwest's operating activities, access to and availability of transportation, processing, fractionation and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest's credit facility and derivative contracts and the purchasers of Pioneer Southwest's oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:
Investors
Frank Hopkins - 972-969-4065
Josh Jones - 972-969-5822
Mike Bandy - 972-969-4513

Media and Public Affairs
Susan Spratlen - 972-969-4018
Suzanne Hicks - 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2013	2012

	ASSETS
Current assets:
Cash	$2,035	$1,601
Accounts receivable - trade	18,760	15,651
Inventories	1,370	1,388
Prepaid expenses	47	228
Deferred income taxes	54	89
Derivatives	7,259	4,553
Total current assets	29,525	23,510

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	629,916	556,915
Unproved properties	5,278	5,682
Accumulated depletion, depreciation and amortization	(178,367)	(163,542)
Total property, plant and equipment	456,827	399,055

Derivatives	7,309	7,227
Other assets, net	968	1,097
	$494,629	$430,889

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$26,204	$15,557
Due to affiliates	778	1,277
Interest payable	30	9
Income taxes payable to affiliate	148	70
Derivatives	6,453	13,390
Asset retirement obligations	600	900
Other current liabilities	212	146
Total current liabilities	34,425	31,349

Long-term debt	176,000	126,000
Derivatives	—	150
Deferred income taxes	601	156
Asset retirement obligations	11,346	11,201
Other liabilities	256	400
Partners' equity	272,001	261,633
Commitments and contingencies
	$494,629	$430,889

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Oil and gas	$53,161	$42,565	$100,819	$93,270
Derivative gains, net	6,358	46,309	4,150	31,768
	59,519	88,874	104,969	125,038

Costs and expenses:
Oil and gas production	13,927	11,047	28,014	22,019
Production and ad valorem taxes	4,333	4,033	8,480	7,827
Depletion, depreciation and amortization	7,941	4,986	14,825	9,818
General and administrative	1,843	1,773	3,741	3,660
Accretion of discount on asset retirement obligations	207	190	414	378
Interest	984	509	1,821	818
Other	—	315	—	748
	29,235	22,853	57,295	45,268

Income before income taxes	30,284	66,021	47,674	79,770
Income tax provision	(366)	(772)	(586)	(951)
Net income	$29,918	$65,249	$47,088	$78,819

Allocation of net income:
General partner's interest	$30	$65	$47	$79
Limited partners' interest	29,805	64,997	46,934	78,538
Unvested participating securities' interest	83	187	107	202
Net income	$29,918	$65,249	$47,088	$78,819

Net income per common unit - basic and diluted	$0.83	$1.82	$1.31	$2.20

Weighted average common units outstanding - basic and diluted	35,714	35,714	35,714	35,714

Distributions declared per common unit	$0.52	$0.52	$1.04	$1.03

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$29,918	$65,249	$47,088	$78,819
Adjustments to reconcile net income to net cash provided
by operating activities:
Depletion, depreciation and amortization	7,941	4,986	14,825	9,818
Deferred income taxes	317	824	480	867
Accretion of discount on asset retirement obligations	207	190	414	378
Amortization of debt related costs	65	65	129	110
Amortization of unit-based compensation	227	241	459	411
Commodity derivative related activity	(9,291)	(48,764)	(9,875)	(40,297)
Other noncash expense	—	315	—	748
Change in operating assets and liabilities:
Accounts receivable	572	5,529	(3,109)	4,545
Inventories	(184)	(686)	18	(721)
Prepaid expenses	128	104	181	129
Accounts payable	1,789	(597)	3,667	1,443
Interest payable	(138)	(133)	21	(16)
Income taxes payable to affiliate	21	(52)	78	84
Asset retirement obligations	(333)	(454)	(689)	(901)
Other current liabilities	(14)	(214)	(78)	(214)
Net cash provided by operating activities	31,225	26,603	53,609	55,203
Cash flows from investing activities:
Additions to oil and gas properties	(33,206)	(28,310)	(65,996)	(51,618)
Net cash used in investing activities	(33,206)	(28,310)	(65,996)	(51,618)
Cash flows from financing activities:
Borrowings under credit facility	22,000	19,000	50,000	86,000
Principal payments on credit facility	—	—	—	(49,000)
Payment of financing fees	—	(30)	—	(1,291)
Distributions to unitholders	(18,589)	(18,590)	(37,179)	(36,822)
Net cash provided by (used in) financing activities	3,411	380	12,821	(1,113)
Net increase (decrease) in cash	1,430	(1,327)	434	2,472
Cash, beginning of period	605	4,975	1,601	1,176
Cash, end of period	$2,035	$3,648	$2,035	$3,648

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Average Daily Sales Volumes:
Oil (Bbls)	5,627	4,874	5,528	4,882

Natural gas liquids (Bbls)	1,451	1,164	1,433	1,340

Gas (Mcf)	8,008	6,389	7,157	6,806

Total (BOE)	8,412	7,103	8,154	7,356

Average Prices:
Oil (per Bbl)	$90.93	$86.25	$88.22	$92.67

Natural gas liquids (per Bbl)	$31.25	$30.28	$32.26	$34.35

Gas (per Mcf)	$3.39	$1.89	$3.22	$2.06

Total (per BOE)	$69.44	$65.85	$68.31	$69.67

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted net income per unit. Under the two-class method, generally accepted accounting principles ("GAAP") provide that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings. Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders. Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses. Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods. The Partnership's basic and diluted net income per unit attributable to common unitholders is computed as (i) net income applicable to the Partnership, (ii) less General Partner net income, (iii) less unvested participating securities' basic and diluted net income (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income applicable to the Partnership to basic and diluted net income attributable to common unitholders, and the calculation of net income per common unit - basic and diluted, for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income applicable to the Partnership	$29,918	$65,249	$47,088	$78,819
Less:
General partner's interest	(30)	(65)	(47)	(79)
Unvested participating securities' interest	(83)	(187)	(107)	(202)
Basic and diluted net income applicable to common unitholders	$29,805	$64,997	$46,934	$78,538

Weighted average basic and diluted units outstanding	35,714	35,714	35,714	35,714

Net income per common unit - basic and diluted	$0.83	$1.82	$1.31	$2.20

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income. Management of the General Partner believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items. In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that the Partnership will pay on outstanding borrowings and to determine compliance with the leverage coverage test. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013

Net cash provided by operating activities	$31,225	$53,609
Add/(Deduct):
Depletion, depreciation and amortization	(7,941)	(14,825)
Deferred income taxes	(317)	(480)
Accretion of discount on asset retirement obligations	(207)	(414)
Amortization of debt issuance costs	(65)	(129)
Amortization of unit-based compensation	(227)	(459)
Commodity derivative related activity	9,291	9,875
Changes in operating assets and liabilities	(1,841)	(89)

Net income	29,918	47,088
Add/(Deduct):
Depletion, depreciation and amortization	7,941	14,825
Accretion of discount on asset retirement obligations	207	414
Interest expense	984	1,821
Income tax provision	366	586
Amortization of unit-based compensation	227	459
Commodity derivative related activity	(9,291)	(9,875)

EBITDAX (a)	30,352	55,318
Add/(Deduct):
Cash reserves to maintain production and cash flow	(7,806)	(13,402)
Cash interest expense	(919)	(1,692)
Current income taxes	(49)	(106)

Distributable cash flow (b)	$21,578	$40,118

__________

(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; amortization of unit-based compensation and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX adjusted for the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and current income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of July 30, 2013

			Year Ending
	2013		December 31,
	Third	Fourth
	Quarter	Quarter	2014	2015

Oil Derivatives:
Collar contracts with short puts:
Volume (Bbls per day)	590	—	5,000	—
Price per Bbl:
Ceiling	$116.00	$—	$105.74	$—
Floor	$88.14	$—	$100.00	$—
Short put	$73.14	$—	$80.00	$—
Swap contracts:
Volume (Bbls per day)	4,160	4,750	—	—
Price per Bbl	$86.17	$87.83	$—	$—
Gas Derivatives:
Collar contracts with short puts:
Volume (MMBtus per day)	—	—	—	5,000
Price per MMBtu:
Ceiling	$—	$—	$—	$5.00
Floor	$—	$—	$—	$4.00
Short put	$—	$—	$—	$3.00
Collar contracts:
Volume (MMBtus per day)	2,500	2,500	—	—
Price per MMBtu:
Ceiling	$4.50	$4.50	$—	$—
Floor	$4.00	$4.00	$—	$—
Swap contracts:
Volume (MMBtus per day)	2,500	2,500	5,000	—
Price per MMBtu (a)	$6.89	$6.89	$4.00	$—
Basis swap contracts:
Permian Basin index swaps (MMBtus per day) (b)	2,500	2,500	—	—
Price differential ($/MMBtu)	$(0.31)	$(0.31)	$—	$—

__________

(a)	Represents the NYMEX Henry Hub index price on the derivative trade date.

(b)	Represents swaps that fix the basis differentials between the Permian Basin index price and the NYMEX Henry Hub index price used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

The following table summarizes net derivative gains and losses that the Partnership has recorded in its earnings for the three and six months ended June 30, 2013:

Derivative Gains (Losses), Net
(in thousands)

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013

Noncash changes in fair value:
Oil derivative gains	$8,627	$10,604
Gas derivative gains (losses)	664	(729)
Total noncash derivative gains, net	9,291	9,875

Cash settled changes in fair value:
Oil derivative losses	(3,537)	(7,082)
Gas derivative gains	604	1,357
Total cash derivative losses, net	(2,933)	(5,725)
Total derivative gains, net	$6,358	$4,150

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Adjusted income excluding unrealized mark-to-market derivative gains, as presented in this press release, is presented and reconciled to the Partnership’s net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP. Unrealized mark-to-market derivative gains and losses will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net income for the three months ended June 30, 2013, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative gains for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net income	$30	$0.83

Unrealized mark-to-market derivative gains	(9)	(0.26)

Adjusted income excluding unrealized mark-to-market derivative gains	$21	$0.57